Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Bodisen Biotech, Inc. (the “registrant”) on Form 10-Q for the nine months ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Bo Chen and Junyan Tong, Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

November 14, 2008

/s/ Bo Chen
Bo Chen
Chief Executive Officer and President

/s/ Junyan Tong
Junyan Tong
Chief Financial Officer